Exhibit 99.1

CONTINEUM THERAPEUTICS REPORTS SECOND-QUARTER 2025 FINANCIAL RESULTS; UPDATES KEY CLINICAL DEVELOPMENT MILESTONES

- Topline data from the PIPE-307 Phase 2 VISTA trial for the treatment of relapsing-remitting multiple sclerosis (RRMS) is anticipated in the fourth quarter of 2025

- Initiation of a global Phase 2 proof-of-concept clinical trial of PIPE-791 in idiopathic pulmonary fibrosis (IPF) in the fourth quarter of 2025

- Cash runway projected to fund operations through 2027

SAN DIEGO – August 5, 2025 – Contineum Therapeutics, Inc. (NASDAQ: CTNM) (Contineum or the Company), a clinical-stage biopharmaceutical company pioneering differentiated therapies for the treatment of neuroscience, inflammation and immunology (NI&I) indications, today reported its second-quarter 2025 financial results and updated its key clinical development milestones.

Key Clinical Development Milestones

●

The Company expects to report topline data from its ongoing PIPE-307 Phase 2 VISTA relapsing-remitting multiple sclerosis (RRMS) trial in the fourth quarter of 2025. This randomized, double-blind, placebo-controlled, multi-center, proof-of-concept trial is evaluating safety and efficacy in RRMS patients including clinical and imaging endpoints sensitive to remyelination. More information on this trial can be found at https://clinicaltrials.gov (NCT06083753).

●	Contineum expects to report topline data from its PIPE-791 Phase 1b Positron Emission Tomography (PET) trial in the third quarter of 2025. This open-label, single-center trial is designed to assess the correlation between pharmacokinetics and lysophosphatidic acid 1 (LPA1) receptor occupancy using PET imaging to help guide dose selection in the next stages of clinical development. More information on this trial can be found at https://clinicaltrials.gov (NCT06683612).

●	The Company is proceeding with activities related to the submission of regulatory applications with foreign regulatory authorities, and with the U.S. Food & Drug Administration (FDA), in support of its planned global PIPE-791 Phase 2 proof-of-concept clinical trial in IPF. This trial is expected to be initiated in the fourth quarter of 2025.

●	In order to focus internal clinical resources on the PIPE-791 IPF program, the Company has postponed the initiation of its planned PIPE-791 Phase 2 clinical trial in progressive multiple sclerosis (PrMS) and the advancement of CTX-343 to first-in-human studies.

●

The Company anticipates reporting topline data from its exploratory PIPE-791 Phase 1b trial in patients with chronic pain in the first half of 2026. This randomized, double-blind, placebo-controlled, crossover trial initiated patient dosing in March 2025. PIPE-791 is being evaluated for the treatment of patients with chronic osteoarthritis pain and chronic lower back pain. More information on this trial can be found at https://clincialtrials.gov (NCT06810245).

●

In December 2024, Johnson & Johnson began recruiting an estimated 124 adult participants for a Phase 2 Moonlight-1 trial of PIPE-307/JNJ-89495120. This trial is a randomized, double-blind, multicenter, placebo-controlled, proof-of-concept study to evaluate the efficacy, safety and tolerability of PIPE-307/JNJ-89495120 as monotherapy in adult participants with major depressive disorder (MDD). More information on this trial can be found at https://clinicaltrials.gov (NCT06785012).

“We continue to make significant progress with our lead programs and have taken several important steps to focus our key clinical development efforts,” said Carmine Stengone, CEO, Contineum Therapeutics. “We’re focused on initiating a comprehensive, well-designed global Phase 2 proof-of-concept trial in IPF by year-end. In parallel, we elected to postpone the initiation of our planned PIPE-791 PrMS and CTX-343 clinical trials in order to concentrate internal clinical resources on our IPF trial. We also expect to report topline data from our PIPE-307 Phase 2 VISTA trial for the treatment of RRMS in the fourth quarter of 2025. This topline data readout could provide the first evidence of remyelination in this challenging disease setting, while representing a critical step in delivering a novel therapy for patients in need.”

Stengone continued, “With a cash runway that is projected to extend through 2027, our near-term objectives are advancing the PIPE-307 partnered programs and PIPE-791 IPF program through critical milestones.”

Second-Quarter 2025 Financial Results

●

Cash, cash equivalents and marketable securities were $175.5 million as of June 30, 2025. Contineum believes it should have sufficient cash resources to fund its planned operations through 2027. During July 2025, the Company generated net proceeds of approximately $8.4 million from the issuance of 2,122,000 shares of Class A common stock in an at-the-market (ATM) offering at a weighted average price of $4.03 per share.

●

Research and development expenses were $14.1 million, a 78 percent increase from the second quarter of 2024, largely due to higher clinical development expenses related to the advancement of the Company’s PIPE-791 and PIPE-307 programs and higher employee-related costs.

●

General and administrative expenses were $3.8 million, a 26 percent increase from the second quarter of 2024. The increase was primarily driven by higher stock-based compensation expense and employee-related costs.

●	Net loss was $16.0 million for the three months ended June 30, 2025, as compared to $9.0 million for the prior-year quarter.

About Contineum Therapeutics

Contineum Therapeutics (Nasdaq: CTNM) is a clinical-stage biopharmaceutical company pioneering novel, oral small molecule therapies for NI&I indications with significant unmet need. Contineum is advancing a pipeline of internally-developed programs with multiple drug candidates now in clinical trials. PIPE-791 is an LPA1 receptor antagonist in clinical development for idiopathic pulmonary fibrosis, progressive multiple sclerosis and chronic pain. PIPE-307 is a selective inhibitor of the M1 receptor in clinical development for relapsing-remitting multiple sclerosis and major depressive disorder. For more information, please visit www.contineum-tx.com.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company’s clinical trial and product development plans and timelines, including, but not limited to, the Company’s expectations related to the regulatory submission process and expected timing of the initiation of the Company’s Phase 2 proof-of-concept clinical trial in IPF; the expected timing of topline data from the PIPE-307 Phase 2 VISTA RRMS trial, the PIPE-791 Phase 1b PET trial or from the exploratory Phase 1b chronic pain trial; the Company’s cash runway; the indications, anticipated benefits of, and market opportunities for the Company’s drug candidates; the Company’s business strategies and plans; and the quotations of the Company’s management. These statements involve known and unknown risks, uncertainties and other important factors that are in some cases beyond the Company’s control and may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties, include, but are not limited to, the following: the Company is heavily dependent on the success of PIPE-791 and PIPE-307, both of which are in the early stages of clinical development, and neither of these drug candidates may progress through clinical development or receive regulatory approval; the results of earlier preclinical studies and clinical trials, including those conducted by third parties, may not be predictive of future results and unexpected adverse side effects or inadequate efficacy of the Company’s drug candidates may limit their development, regulatory approval and/or commercialization; the timing and outcome of research, development and regulatory review is uncertain; the FDA or comparable foreign regulatory authorities may disagree as to the design or implementation of our proposed clinical trials; clinical trials and preclinical studies may not proceed at the time or in the manner expected, or at all; the potential for the Company’s programs and prospects to be negatively impacted by developments relating to the Company’s competitors, including the results of studies or regulatory determinations relating to the Company’s competitors; risks associated with reliance on third parties to successfully conduct clinical trials and, in the case of PIPE-307, the Company’s reliance, pursuant to a global license and development agreement, upon Janssen Pharmaceutica NV, a Johnson & Johnson company, to develop PIPE-307 for any other indication other than relapsing-remitting multiple sclerosis and, after completion of the Company’s PIPE-307 Phase 2 VISTA trial, Janssen Pharmaceutica NV’s decision, in its sole discretion, whether or not to further develop PIPE-307 for relapsing-remitting multiple sclerosis; the Company has incurred significant operating expenses since inception and it expects that its operating expenses will continue to significantly increase for the foreseeable future; the Company’s license agreement with Janssen Pharmaceutica NV may not result in the successful development of PIPE-307; the Company may be unable to obtain, maintain and enforce intellectual property protection for its technology and drug candidates; and unstable market and economic conditions and military conflict may adversely affect the Company’s business and financial condition and the broader economy and biotechnology industry. Additional risks and uncertainties that could affect the Company’s business, operations and results are included under the captions, “Risk Factors” and "Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's periodic filings and in other filings that the Company makes with the Securities and Exchange Commission (SEC) from time to time, which are available on the Company’s website at www.contineum-tx.com under the Investor section and on the SEC’s website at www.sec.gov. Accordingly, readers should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, the Company undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Contact

Steve Kunszabo

Contineum Therapeutics

Senior Director, Investor Relations & Corporate Communications

858-649-1158

skunszabo@contineum-tx.com

CONTINEUM THERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited)

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Operating expenses:
Research and development	$14,063	$7,901	$27,775	$15,679
General and administrative	3,839	3,043	8,237	5,195
Total operating expenses	17,902	10,944	36,012	20,874
Loss from operations	(17,902)	(10,944)	(36,012)	(20,874)
Other income (expense):
Interest income	2,029	2,001	4,279	3,637
Change in fair value of warrant liability	—	11	—	(107)
Other expense, net	(167)	(77)	(297)	(82)
Total other income, net	1,862	1,935	3,982	3,448
Net loss	$(16,040)	$(9,009)	$(32,030)	$(17,426)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(23)	(69)	76	(235)
Comprehensive loss	$(16,063)	$(9,078)	$(31,954)	$(17,661)
Net loss per share, basic and diluted (a)	$(0.62)	$(0.39)	$(1.24)	$(1.35)
Weighted-average shares of common stock outstanding, basic and diluted	25,895,996	23,355,588	25,882,540	12,862,328

_________________________

(a)	Basic and diluted per share amounts are the same for Class A and Class B shares.

CONTINEUM THERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in thousands, except share and par value data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$20,784	$21,943
Marketable securities	154,700	182,817
Prepaid expenses and other current assets	1,355	1,628
Total current assets	176,839	206,388
Property and equipment, net	856	989
Other long-term assets	186	3
Operating lease right-of-use assets	5,007	5,467
Total assets	$182,888	$212,847
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,001	$1,811
Accrued expenses	3,747	6,711
Current portion of operating lease liabilities	1,466	1,452
Total current liabilities	7,214	9,974
Operating lease liabilities, net of current portion	4,284	4,807
Total liabilities	11,498	14,781
Commitments and contingencies (Note 8)
Stockholders’ equity:
Class A common stock, $0.001 par value; authorized shares—200,000,000 at June 30, 2025 and December 31, 2024; issued and outstanding shares—19,190,723 and 19,125,377 at June 30, 2025 and December 31, 2024, respectively.	19	19
Class B common stock, $0.001 par value; authorized shares—20,000,000 at June 30, 2025 and December 31, 2024; issued and outstanding shares—6,729,172 at June 30, 2025 and December 31, 2024.	7	7
Preferred stock, $0.001 par value; authorized shares—10,000,000 at June 30, 2025 and December 31, 2024; no shares issued or outstanding at June 30, 2025 and December 31, 2024.	—	—
Additional paid-in-capital	320,649	315,371
Accumulated deficit	(149,432)	(117,402)
Accumulated other comprehensive income	147	71
Total stockholders’ equity	171,390	198,066
Total liabilities and stockholders’ equity	$182,888	$212,847